Exhibit 10.1

CSI COMPRESSCO LP
SECOND AMENDED AND RESTATED 2011 LONG TERM INCENTIVE PLAN
DIRECTOR RESTRICTED UNIT AGREEMENT

Director:	Date of Grant:	Number of Restricted Units:
This Restricted Unit Agreement (this “Agreement”) is made as of _____________ between CSI Compressco GP Inc., a Delaware corporation (the “Company”), and __________________________ (the “Director”) pursuant to the terms and conditions of the CSI Compressco LP Second Amended and Restated 2011 Long Term Incentive Plan (the “Plan”). The Director acknowledges receipt of a copy of the Plan, and agrees that the terms and provisions of the Plan, including any future amendments thereto, shall be deemed a part of this Agreement as if fully set forth herein. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan, unless the context requires otherwise.
WHEREAS, the Board of Directors of the Company (the “Board”), has adopted the Plan to, among other things, attract, retain and motivate certain employees, directors and consultants of the Company, the Partnership and their respective Affiliates (each, a “Company Entity” and, collectively, the “Company Entities”); and
WHEREAS, the Company desires to grant to the Director on the terms and conditions set forth herein and in the Plan, and the Director desires to accept on such terms and conditions, the number of Restricted Units set forth herein.
NOW, THEREFORE, in consideration of the Director’s agreement to provide or to continue providing services for the benefit of the Company Entities, the Company and the Director agree as follows:
1.Grant of Restricted Units. The Company hereby grants to the Director, effective as of _____________ (the “Date of Grant”), _____________ Restricted Units, subject to all of the terms and conditions set forth in the Plan and in this Agreement (the “Restricted Units”).
2.    Forfeiture Restrictions. The Restricted Units may not be sold, assigned, pledged, exchanged, hypothecated, or otherwise transferred, encumbered, or disposed of to the extent then subject to the Forfeiture Restrictions (as defined below), and in the event of the termination of the Director’s service as a director of the Company for any reason or no reason whatsoever, except as provided below, the Director shall automatically upon such termination, for no consideration, forfeit to the Company all of the Restricted Units to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit the Restricted Units to the Company upon termination of employment are referred to herein as the “Forfeiture Restrictions.”

3.    Rights of Director. The Restricted Units shall be evidenced either (a) by certificates issued in the Director’s name that are retained by the Company until the Restricted Units are no longer subject to the Forfeiture Restrictions or are forfeited or (b) in book entry form by the Partnership’s transfer agent with a notation that they are subject to restrictions. Notwithstanding the foregoing, the Director shall have all voting rights, if any, with respect to the Restricted Units and the right to receive any Unit Distribution Rights thereon; provided, however, that any Unit Distribution Rights made by the Partnership with respect to a Restricted Unit that remains subject to the Forfeiture Restrictions at the time such Unit Distribution Right is made shall be held by the Company and shall be paid to the Director (without interest) when the Restricted Unit with respect to which such Unit Distribution Right was made vests or shall be forfeited when such Restricted Unit is forfeited, as the case may be. Notwithstanding the preceding provisions of this Section 3, the Unit Distribution Rights shall be subject to all of the restrictions described herein, including, without limitation, the Forfeiture Restrictions.
4.    Vesting of Restricted Units. Except as otherwise provided in this Agreement, the Restricted Units will vest in accordance with the vesting schedule set forth in the following table, provided that the Director serves as a director of the Company from the Date of Grant through each vesting date set forth below (each, a “Vesting Date”):

Vesting Date	Cumulative Vested Percentage
[ ]	[ ]%

If, on any Vesting Date, the application of the vesting schedule set forth above results in a fractional Restricted Unit becoming vested, the number of Restricted Units vesting on such date shall be rounded up to the next whole number of Restricted Units. Restricted Units that have become vested pursuant to the schedule above are referred to herein as “Vested Units.”
5.    Transferability and Assignment. This Agreement and the Restricted Units granted hereunder will not be transferable by the Director other than by will or the laws of descent and distribution. Any purported transfer, assignment, alienation, pledge, hypothecation, attachment, sale, transfer or encumbrance shall be null, void and unenforceable against the Company Entities.
6.    Status of Units. The Director agrees that any Vested Units that he acquires upon vesting of the Restricted Units will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations and other requirements of the SEC and any stock exchange upon which the Units are then listed. The Director also agrees that (a) any certificates representing the Units acquired under this award may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (b) the Company may refuse to register the transfer of the Units acquired under this award with the Partnership’s transfer agent if such proposed transfer would, in the opinion of counsel satisfactory to the Partnership, constitute a violation of any applicable securities law, and (c) the Partnership may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Units to be acquired under this award. In addition to the terms and conditions provided herein, the Company may require that the Director make such covenants, agreements, and representations as the Committee, in its sole discretion, deems advisable in order to comply with any such laws, rules, regulations, or requirements.
7.    Tax Withholding. The Company Entities shall have the authority and the right to deduct or withhold, or to require the Director to remit to a Company Entity, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Restricted Units and the Unit Distribution Rights granted hereunder. In satisfaction of the foregoing requirement, unless other arrangements have been made that are acceptable to Board or a committee of the Board that is composed solely of two or more Qualified Members, the Director shall surrender the number of Units otherwise issuable to the Director having an aggregate Fair Market Value on the date of such surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for any Company Entity with respect to the Restricted Units, as determined by the Committee.
8.    General Provisions.
(a)    Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and all decisions of a majority of the Committee with respect thereto and this Agreement shall be final and binding upon the Director and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.
(b)    No Guarantee of Board Membership. Nothing in this Agreement or in the Plan shall be construed as giving the Director any right with respect to continuance of service as a director of the Company, nor shall it interfere in any way with any right the Company would otherwise have to terminate such Director’s board membership or other service at any time.
(c)    Tax Consultation. None of the Board, the Committee or the Company Entities have made any warranty or representation to the Director with respect to the income tax consequences of the grant or vesting of the Restricted Units or the transactions contemplated by this Agreement, and the Director represents that he is in no manner relying on such entities or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. The Director represents that he has consulted with any tax consultants that the Director deems advisable in connection with the Restricted Units.
(d)    Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

(e)    Successors. This Agreement shall be binding upon the Director, the Director’s legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.
(f)    Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Units granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.
(g)    Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
(h)    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.
(i)    Gender. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.
(j)    Amendments, Suspension and Termination. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee (i) to the extent permitted by the Plan or (ii) to the extent necessary to comply with applicable laws and regulations or to conform the provisions of this Agreement to any changes thereto. Except as provided in the preceding sentence, this Agreement cannot be modified, altered or amended, except by a written agreement signed by both the Company and the Director.
(k)    Insider Trading Policy. The terms of the Company’s insider trading policy with respect to Units are incorporated herein by reference.
(l)    Clawback. Notwithstanding any provisions in the Plan or this Agreement to the contrary, any portion of the payments and benefits provided under this Agreement or the sale of the Units granted hereunder shall be subject to a clawback or other recovery by the Company Entities to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any SEC rule.
(m)    Community Interest of Spouse. The Director’s spouse shall be required to execute the spousal consent set forth on the signature page attached hereto to evidence such spouse’s agreement and consent to be bound by the terms and conditions of this Agreement and the Plan as to such spouse’s interest, whether as community property or otherwise, if any, in the Restricted Units granted to the Director hereunder.

(n)    Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Director agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, without limitation, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Director has access. The Director hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, effective for all purposes as provided above.

CSI COMPRESSCO GP INC.

By:
Name:

Title:

DIRECTOR

__________________________________________

SPOUSAL CONSENT
The Director’s spouse, if any, is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and the Plan and their binding effect upon any marital or community property interests he or she may now or hereafter own, and agrees that the termination of his or her and the Director’s marital relationship for any reason shall not have the effect of removing any Units otherwise subject to this Agreement from coverage hereunder and that his or her awareness, understanding, consent and agreement are evidenced by his or her signature below.

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